SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  November 25, 2002
                                                -----------------------------


                                The Stanley Works
-----------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


Connecticut                  1-5244                06-0548860
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(State or other            (Commission           (IRS Employer
jurisdiction of             File Number)          Identification
incorporation)                                            No.)


1000 Stanley Drive, New Britain, Connecticut            06053
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (860) 225-5111
                                                   --------------------------


                                 Not Applicable
-----------------------------------------------------------------------------
 (Former name or former address, if changed since last report)








                       Exhibit Index is located on Page 3
                                Page 1 of 5 Pages
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Item 5.        Other Events.
               -------------

               In a Press Release attached to this 8-K as Exhibit
               20(i), the company announced that it has acquired Best Lock Corporation d.b.a. Best Access Systems, and commented on its expectations for this acquisition.

Item 7.        Financial Statements and Exhibits.
               ----------------------------------

   (c) 20(i)   Press Release dated November 25, 2002.

       20(ii) Cautionary Statements relating to forward looking statements included in Exhibit 20(i).








                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                           THE STANLEY WORKS



Date:  November 25, 2002   By:   /s/ Bruce H. Beatt
       -----------------   ---------------------------------------
                           Name:  Bruce H. Beatt
                           Title: Vice President, General
                                  Counsel and Secretary





                                Page 2 of 5 Pages

                                  EXHIBIT INDEX

                           Current Report on Form 8-K
                             Dated November 25, 2002



                              Exhibit No.  Page
                              -----------  ----

                                 20(i)      4

                                 20(ii)     5
































                                Page 3 of 5 Pages

                                                         Exhibit 20(i)

FOR IMMEDIATE RELEASE

Stanley Works Completes Acquisition Of Best Access Systems

New Britain, Connecticut, November 25, 2002: The Stanley Works (NYSE: "SWK") announced today that it has completed the acquisition of 100% of the outstanding common shares of Best Lock Corporation dba Best Access Systems.

Best Access Systems is a global provider of security access control systems with $250 million in sales. Its products include mechanical access hardware and electronic access controls that are used in government offices, military facilities, hospitals, commercial buildings and educational facilities worldwide.

The addition of Best Access Systems is a significant step in enabling Stanley to build service and technology infrastructures in the very large security and safety market. By combining its current automatic door, commercial hardware and service businesses with Best Access' mechanical and electronic locking, service and systems integration, Stanley will have a $450 million platform in this market. Management expects to build upon this platform both organically and through acquisitions.

Stanley financed the $310 million cash purchase with proceeds from its recently completed debt offering of $200 million of 4.90% notes due 2012 and $150 million of 3.50% notes due 2007.

Management expects the acquisition to be immediately accretive to earnings and to generate a return that covers Stanley's cost of capital in the first year of ownership. Integration plans have been developed and will begin to be implemented before year-end.

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, hardware and doors for professional, industrial and consumer use. More information about The Stanley Works can be found at http://www.stanleyworks.com and about Best Access Systems at http://www.bestaccess.com.

Contact: Gerry Gould, V.P., Investor Relations, (860) 827-3833 ggould @ stanleyworks.com

The Stanley Works corporate press releases are available on the company's corporate web site at http://www.stanleyworks.com. Click on "Investor Relations" and then on "News Releases".





                                Page 4 of 5 Pages

                                                               Exhibit 20(ii)

                              CAUTIONARY STATEMENTS

           Under the Private Securities Litigation Reform Act of 1995

Statements in the company's press release attached as Exhibit 20(i) to this Current Report on Form 8-K regarding management's expectation that the acquisition of Best Lock Corporation will be immediately accretive to earnings and will generate a return that covers Stanley's cost of capital in the first year of ownership are forward looking and inherently subject to risk and uncertainty.

The company's ability to achieve the earnings objectives identified in the preceding paragraph is dependent on the successful integration of Best Access with existing businesses of the company and the achievement of the sales plan for the combined businesses.

The company's ability to achieve the objectives discussed above will also be affected by external factors such as pricing pressure and other changes within competitive markets, increasing competition, changes in trade, monetary and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange rates on the competitiveness of products, the impact of events that cause or may cause disruption in the company's distribution and sales networks such as the recent closure of ports on the West Coast, the events of September 11, 2001, political unrest and recessionary or expansive trends in the economies of the world in which the company operates.





















                                Page 5 of 5 Pages


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